Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (33-55135, 33-54717, 333-56725, 333-53853, 333-67805 and 333-74661) on Form S-3, the Registration Statement (333-81943) on Form S-4, and the Registration Statements (333-38961, 33-54301, 33-51403, 33-32429, 33-32323, 33-30171, 2-93179 and 333-50370) on Form S-8 of our report dated February 6, 2004, except as to the fifth paragraph of Note 1, as to which the date is March 4, 2004 with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, and our reports dated February 6, 2004, except as to the ninth paragraph of Note 1, as to which the date is March 4, 2004 with respect to the consolidated financial statements of Federal-Mogul Powertrain, Inc., Federal-Mogul Products, Inc., Federal-Mogul Ignition Company and Federal-Mogul Piston Rings, Inc.. all of which are included in Federal-Mogul Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/S/	ERNST & YOUNG LLP

Detroit, Michigan

March 11, 2004